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                                                                   EXHIBIT 23.12

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in this Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company for the registration of 1,681,793 paired shares of common stock and to the incorporation by reference herein of our reports (a) dated March 31, 1997 (except for the third paragraph of Note 7, as to which the date is April 2, 1997) with respect to the Financial Statement of G.B.H. Joint Venture (d/b/a Grand Bay Hotel) for the years ended December 31, 1995 and 1996; (b) dated September 23, 1997 with respect to the Financial Statements of River House Associates (d/b/a Sheraton Gateway Hotel) for the years ended December 31, 1995 and 1996; and (c) dated September 19, 1997 with respect to the Financial Statements of W-L Tampa, Ltd. (the SheratonGrand Hotel) for the years ended December 31, 1995 and 1996; all of which are included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company, dated September 30, 1997, as amended, and all filed with the Securities and Exchange Commission.


                                                               ERNST & YOUNG LLP

Miami, Florida
October 27, 1997